Hahn Automotive Warehouse, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
      To Be Held on March 15, 1999


To Our Shareholders:

      The  Annual  Meeting  of Shareholders  of  Hahn
Automotive Warehouse, Inc. ("Company"), a New York corporation, will be held at the Hyatt Regency
Hotel, 125 East Main Street, Rochester, New York
14604 on Monday, March 15, 1999, at 10:00 a.m. (Local
Time), for the following purposes:

     (1) To elect three directors of the Company, each for a term of two years; and


     (2)   To  transact such other business as
           may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed
the close of business  on  January  27,  1999, as
the  record  date  for  the determination of
shareholders entitled to notice of and  to  vote at
the  Annual  Meeting and at any continuation  or
adjournment thereof.   A  Proxy  Statement and proxy
are  enclosed.   It  is important that all shares be
represented at the Annual Meeting.

      The Board of Directors extends a cordial invitation to all shareholders to attend the Annual
Meeting. If you are unable to attend the meeting in person, you should sign, date and return the enclosed proxy in the return envelope that has been provided. You may revoke your proxy and vote in person if you decide to attend the Annual Meeting.

         By Order of the Board of Directors,


                       DANIEL J. CHESSIN,
                          Director,
                    Executive Vice President
                         and Secretary



Rochester, New York
January 27, 1999

                 Hahn Automotive Warehouse, Inc.
                         PROXY STATEMENT
                               for
                 ANNUAL MEETING OF SHAREHOLDERS
                        MARCH 15, 1999

       This Proxy Statement and the accompanying proxy are furnished to the shareholders of Hahn
Automotive Warehouse,  Inc. ("Company"),  a  New
York corporation, in connection with the solicitation by and on behalf of the Board of Directors of the Company, to be used at the Annual
Meeting of Shareholders of  the Company  ("Annual
Meeting"), which will be held on Monday, March 15, 1999, at 10:00 a.m. (Local Time) at the Hyatt Regency
Hotel, 125  East Main Street, Rochester, New York
14604, to act upon (1) the election of three directors and (2) such other business as mayproperly come before the Annual Meeting.
This Proxy Statement and the proxy are being first mailed to shareholders on or about January 27, 1999.

      If  the  enclosed proxy is properly executed
and  returned prior to the Annual Meeting, the shares
represented thereby  will be voted in accordance with
the directions contained therein.  If the  proxy  is
signed and returned without choices  having  been
specified, the shares represented thereby will be
voted  FOR  the election  of  the  three director
nominees.   The  proxy  may  be revoked by the person
giving it at any time prior to its use by filing with the Company's Secretary a written revocation, a duly signed later dated proxy or by requesting return of the proxy at the Annual Meeting and voting in person.

      The Board of Directors has fixed the close of business on January 27, 1999 as the record date for determining the holders of the Company's Common
Stock, par value $.01 per share, ("Common Stock") entitled to notice of and to vote at the Annual
Meeting and at any continuation or adjournment thereof. At the close of business on January 27, 1999, the Company had outstanding 4,745,014 shares of Common Stock, each of which is entitled to one vote. The Common Stock is the Company's only class of voting securities outstanding. A majority of the outstanding shares of Common Stock
(2,372,508 shares) present in person or by proxy will constitute a quorum, which is required to transact business at the Annual Meeting.

      Three  directors are to be elected at the
Annual  Meeting. Directors are elected by a plurality
of the shares present at the meeting,  in person or
by proxy, at which a quorum of  shares  is
represented.   This  means  that  those  nominees
receiving the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.

     Boxes and a procedure of circling the name of a nominee have been provided on the enclosed Proxy card to withhold authority to vote for one or more of the director nominees. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such persons. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum, but have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes.


                      ELECTION OF DIRECTORS
                          (Proposal 1)

      Pursuant to the Company's By-Laws, the Board of Directors has fixed the size of the Board of Directors at eight directors. The Board of Directors consists of two classes. All members of one class are elected at each annual shareholders meeting to hold office for a full term of two years. On
December 21, 1998, Ira D. Jevotovsky, a director since May, 1992 resigned as a director. The Board of Directors has decided not to fill the vacancy created by Mr. Jevotovsky's resignation at this time since it has insufficient time to select a replacement nominee. The Board of Directors anticipates filling this vacancy some time following the Annual Meeting.

      The  Board  of Directors has nominated Daniel
J.  Chessin, Stephen  B.  Ashley and E. Philip
Saunders for election to the Board at the forthcoming Annual Meeting. If elected, each such nominee will hold office until the annual shareholders meeting to be held in 2001.

      The Board of Directors recommends the election of all three nominees and it is intended that the named proxies (unless otherwise directed) will vote the enclosed proxy FOR the election of these nominees. Although the Board of Directors believes that all of the nominees will be available to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company if any nominee becomes unavailable for any reason. The proxies, however, cannot vote for more than three nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR
ELECTION

      The name, principal occupation, business experience and age of each director and nominee for director and his term of office and period of previous service as a director of the Company are set forth below. No person set forth below was selected as a director or nominee pursuant to any arrangement or understanding with any other person.

Term Expires in 1999; Nominated for Election for Term
Expiring in 2001.

      Daniel J. Chessin has been Executive Vice
President of  the Company  since March, 1995, and
Secretary and a Director  of  the Company  since
May, 1992.  Prior to that time, he  held  various
offices  with  the  Company since beginning
employment  with  the Company in March, 1988.  From
November, 1993, Mr. Chessin  served
as  Vice  President  and  as  Executive  Vice
President  of  the Company's  wholly-owned
subsidiary, AUTOWORKS, Inc., which  filed for
protection   under  Chapter  11  of  the  Bankruptcy
Code("Bankruptcy Proceeding"). Prior to joining the company, Mr. Chessin practiced law. Mr.
Chessin is a member of the Board of Governors of the Car Care Council. Mr. Chessin is 37 years of age.

      Stephen B. Ashley has been a Director of the
Company  since May, 1992.  Mr. Ashley is Chairman and
Chief Executive Officer of the  Ashley  Group
(related  companies  focused  on  management,
brokerage,  financing  and investment in  commercial
and  multifamily  real-estate).  Mr. Ashley served as
Chairman  and  Chief Executive Officer of both Sibley
Mortgage Corporation and  Sibley Real Estate
Services, Inc. from January, 1991 to March, 1996,  at
which  time  he  resigned as Chief Executive  Officer
of  Sibley Mortgage  Corporation.  Prior to 1991 he
served as President  and Chief   Executive   Officer
of  both  corporations   (or   their predecessors-in-
interest) since 1975.  He is also a  director  of The
Genesee   Corporation  (which  engages  in  malt
beverage production, dry food processing, equipment leasing and real estate investment), the Federal National Mortgage Association, Inc.
(Fannie Mae) and Manning & Napier Fund, Inc. (an advisory firm to a family of mutual funds). Mr.
Ashley is 58  years  of age.

      E. Philip Saunders has been a director of the
Company since May,  1992.   Mr. Saunders has been
Chairman and Chief  Executive Officer  of Sugar Creek
Corp. and its subsidiaries, W.W. Griffith Oil Co. (a
petroleum distributor) and Sugar Creek Stores, Inc.
(a convenience   chain  store  operation)  since
1977   and   1982, respectively.   He  has also been
Chairman  and  Chief  Executive Officer  of  Travel
Ports of America, Inc. (a truck stop chain operation) since November, 1987. Mr. Saunders previously served as a director of Truckstops of America, Inc. and of Ryder Systems, Inc. after that corporation acquired Truckstops of America, Inc. and as a director of Richardson Food Corporation
(a distributor of dessert toppings and condiments).
Mr. Saunders is 61 years of age.

Term Expires in 2000

      Michael  Futerman founded the Company in 1958.
He  became Chairman  of the Board in January, 1999.
Prior to that time he was Chief Executive Officer of the Company since May, 1992. Mr. Futerman served as President of the Company from the time it was incorporated through May, 1992 and has been a Director of the Company since it was incorporated in 1958. From November, 1993 until November, 1995,
Mr. Futerman has also served as the  Chief Executive
Officer of the Company's wholly-owned subsidiary, AUTOWORKS, Inc., which is currently a debtor in the pending Bankruptcy Proceeding. Mr.
Futerman has over 40 years experience in the automotive aftermarket. Mr. Futerman is 71 years of age.

     Eli N. Futerman has been President of the
Company since May, 1992.   In January, 1999 he
assumed the additional responsibility of  Chief
Executive Officer.  Prior to that time, he held
various offices with the Company, including Vice
President and Secretary, since beginning employment
with the Company in June, 1980.   From November,
1993, and from November, 1995, Mr. Futerman  has
also served  as  the  President  and as the Chief
Executive  Officer, respectively,   of   the
Company's   wholly-owned   subsidiary, AUTOWORKS,
Inc.,  which is currently a  debtor  in  the  pending
Bankruptcy Proceeding. Mr. Futerman has been a director of the Company since September, 1979. Mr.
Futerman is a member of the Board of Directors of Auto Value Associates, Inc., the programmed distribution group of which the Company is a member. Mr.Futerman is 40 years of age.

      William A. Buckingham has been a Director of the Company since November, 1997 and is currently a consultant in the private sector.
From 1990 to 1997 he held several positions in the banking industry which included Executive Vice
President  of First  Empire  State  Corporation  and
M&T Bank where he was responsible for that Company's Retail Banking Division. From 1973 to 1990,
Mr. Buckingham held several positions with the Manufacturers Hanover Trust Company where he was
Executive Vice President with responsibility for branch operations and consumer and small business lending, and President and Chief Executive Officer of Manufacturers Hanover,
N.A. Mr. Buckingham currently serves as Chairman of the Board of Trustees at the Rochester
Institute of Technology and as a Director of its for-profit RIT Research Corporation subsidiary. Mr.
Buckingham also serves as Vice Chairman of the Directors Advisory Council of M&T Bank, a trustee of St. Bernard's Institute and the Genesee Country
Museum and  as  a Director of The Genesee Corporation
(which engages in malt beverage production, dry food processing, equipment leasing and real estate investment). Mr. Buckingham is 56 years of age.

      Robert  I. Israel has been a Director of the
Company  since May,  1992.  Mr. Israel has been a
Managing Director of Schroder, Incorporated,  (or
its predecessor-in-interest),  an  investment banking
firm,  since  May, 1991, with  responsibility  for
that firm's  Energy  Group.  Prior to joining
Schroder,  Incorporated, Mr.  Israel  was a Senior
Vice President at Dillon,  Read  &  Co. Inc., which
he  joined in April, 1984, where he  was  primarily
responsible  for  new business development in
corporate  finance. From  October,  1987  until July,
1991, Mr. Israel  served  as  a Director   of   Hi-Lo
Automotive,  Inc.  (an  automotive   parts retailer).
Mr.  Israel is currently a Director  of  Suelopetrol
C.A. and Randgold Resources. Mr. Israel is 49 years of age.

Family Relationships

      Eli N. Futerman is the son of Michael Futerman and brotherin-law of Daniel J. Chessin. Daniel J.
Chessin is a son-in-law of Michael Futerman. There are no other family relationships between any of the other directors or executive officers of the Company.


DIRECTORS MEETINGS AND BOARD COMMITTEES

      The Board of Directors of the Company met four times during the fiscal year ended September 30, 1998. All directors except E. Philip Saunders attended 75% or more of the aggregate of all meetings of the Board of Directors and Board committees on which they served during Fiscal 1998.

     The standing committees of the Board of
Directors consist of the Executive, Compensation, Audit and Retirement Committees. The Board of
Directors does not have a nominating committee.

       The   Executive  Committee  members  are
Messrs.  Michael Futerman,  Eli  N. Futerman and
Robert I. Israel. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except as limited by law.
The Executive Committee did not hold any formal meetings during Fiscal 1998.

      The  Compensation Committee is comprised of
Messrs. Michael Futerman,  Eli N. Futerman, William
A. Buckingham and  Robert  I. Israel.   Mr.
Buckingham was appointed by the Board of Directors in Fiscal 1998. The function of the Compensation
Committee is to make recommendations to the Board with respect to the salaries and other compensation for the executive officers and certain key employees of the Company and its subsidiaries. The
Compensation Committee held one meeting during Fiscal
1998.

       The   Audit  Committee  members  include
Messrs. Ashley, Buckingham and Saunders.  The Audit
Committee is responsible  for evaluating and
approving annually the services performed  by  the
Company's   accountants  as  well  as  reviewing  the
Company's accounting practices and internal controls.
The Audit Committee recommends to the Board the appointment of independent public accountants and reviews with representatives of the independent public accountants the scope of their examination, their fees, the results of their examination and any problems identified by the independent public accountants regarding internal controls, together with their recommendations. The Audit Committee met on two occasions during Fiscal 1998.

      On November 8, 1996, the Board of Directors elected to assume responsibilities for the administration of the 1992 Stock Option Plan. A standing committee no longer exists for this function.

       The  Retirement  Committee  consists  of
Messrs.  Michael Futerman  and  Eli  N.  Futerman.
The Retirement Committee is authorized to make decisions relating to the Company's retirement plans.
The Retirement Committee did not meet in Fiscal 1998.

      The  Company's non-employee directors are paid
$1,000 for each Board meeting and $500 for each committee meeting attended and reimbursed for ordinary and necessary expenses incurred in connection with such meetings. On December 1, 1997, pursuant to the Company's 1993 Stock Option Plan for non-employee directors, the Company granted to Mr. Buckingham non-qualified options to purchase
3,000 shares of Common Stock at an exercise price of $6.25 per share. The exercise price for these options is basedon the closing price of the Common
Stock on the date the options were granted.


INFORMATION ABOUT EXECUTIVE OFFICERS

     The following table sets forth certain
information about the Company's executive officers:


Name                Age       Position
Michael Futerman    71        Director and Chairman 0f the Board
Eli N. Futerman     40        Director,
                              Chief Executive Officer
                              and President
Daniel J. Chessin   37        Director,  Executive
                              Vice President
                              and Secretary
Peter J. Adamski    45        Vice President -
                              Finance and
                              Chief Financial Officer
David M. Appelbaum  46        Vice President -
                              Direct Distribution
Daniel R. McDonald  48        Vice  President -
                              General Counsel
Albert J. Van Erp   61        Vice President -
                              Controller
Timothy Vergo       49        Vice President -
                              Wholesale Operations

     Peter J. Adamski has been Vice President -
Finance and Chief Financial  Officer  since August,
1998.   Prior  to  joining  the Company, Mr. Adamski
was employed by Bausch & Lomb from  1995  to
1998  as  a  Director  in  Corporate  Business
Development   and Strategic  Global Sourcing.  From
1979 to 1995  Mr.  Adamski  was employed by   Johnson
&  Johnson,  (a  health  care   products
manufacturer) in various finance and merger & acquisition positions and during the last 10 years served as a Controller of the McNeil Division which manufactures Tylenol. Mr. Adamski has also worked for Arthur Andersen & Co. as an auditor and is a licensed Certified Public Accountant. Mr. Adamski is
45 years of age.

       David   M.  Appelbaum  became  Vice  President -
Direct Distribution in September, 1994. Prior to joining the Company, Mr. Appelbaum served as President of Meisenzahl Auto Parts, Inc. and Regional
Parts, Inc. since 1986 and 1979, respectively. Both companies engaged in the direct distribution of automotive aftermarket parts and were acquired by the Company on September 30, 1994. Mr. Appelbaum is
46 years of age.

      Daniel R. McDonald joined the Company as Vice
President and General Counsel in July, 1997.  Prior
to joining the Company, Mr. McDonald  was Associate
General Counsel of First Federal  Savings and  Loan
Association of Rochester, which was  headquartered
in Rochester,  New  York.  Before joining First
Federal  in  April, 1993, Mr.  McDonald was engaged
in private  law  practice.   Mr.McDonald  has  also
served as Vice-President and Deputy General Counsel of Goldome FSB and was previously a partner in the Buffalo law firm of Jaeckle, Fleischmann &
Mugel.  Mr.  McDonald is 48 years of age.

<PAGE 8>

      Albert  J. Van Erp has been Vice President -
Controller  of the  Company  since August, 1998.
From May, 1992  until  August, 1998  he served as
Vice President - Finance.  From December, 1985 to
May,  1992,  he served as Controller of the  Company.
Since November,  1993, Mr. Van Erp has also served as
the Treasurer  of the Company's wholly-owned
subsidiary, AUTOWORKS, Inc., which  is currently a
debtor in the pending Bankruptcy Proceeding.  Mr. Van
Erp   has   over  35  years  experience  in
corporate   internal accounting.
Mr. Van Erp is 61 years of age.

     Timothy Vergo has been Vice President -
Wholesale Operations of  the Company since May, 1992.
From August, 1981 to May, 1992, he served as Director of Operations of the Company. Mr. Vergo is 49 years of age.

      See  Election of Directors above for
information concerning the Company's other executive officers.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE
ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and beneficial owners of more than 10% of the Company's
Common Stock to file with the Securities and Exchange
Commission (the "Commission") and Nasdaq reports of transactions in its Common Stock. Directors, Officers and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.
Based upon a review of the copies of such forms furnished to the Company and written representations that no further forms were required, the Company believes that during Fiscal
1998, Section 16(a)filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with by all such persons.

EXECUTIVE COMPENSATION

       The summary compensation table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during Fiscal 1998.

                   Summary Compensation Table
                     Annual Compensation
Name and Principal      Fiscal   Salary        Bonus
Position                Year     ($)<F1>        ($)

Michael Futerman        1998     362,468       -----
Chairman of the         1997     353,824       -----
Board of Directors      1996     336,921       60,000

Eli N. Futerman, Chief  1998     315,189       -----
Executive Officer and   1997     307,693       -----
President               1996     292,847       40,000

Daniel J. Chessin,      1998     171,490       -----
Executive Vice          1997     128,197       -----
President               1996     117,377       25,000

David M. Appelbaum,     1998     138,081       -----
Vice President -        1997     134,873       43,768
Direct Distribution     1996     128,561       61,907

Timothy Vergo,          1998     139,131       -----
Vice President -        1997     135,899       36,000
Wholesale Operations    1996     129,453       40,000



<F1> Includes  portion  of  salary deferred under
     the  Company's 401(k) Profit Sharing and Savings
     Plan.




                   Summary Compensation Table
                     Long-Term Compensation
                       Securities
                       Underlying      All Other
Name and Principal     Options/        Compensations
Position               SARs (#)<F2>    ($)<F3> <F4>

Michael Futerman            -----        53,500 <F5>
Chairman of the             -----        53,425 <F5>
Board of Directors          -----        53,283 <F5>


Eli N. Futerman,            -----        32,745 <F6>
Chief Executive             -----        32,665 <F6>
Officer and                 -----        32,551 <F6>
President
Daniel J. Chessin,          -----         3,006
Executive Vice              12,480        2,890
President                    6,490        2,777

David M. Appelbaum,         10,000        1,700
Vice President -            10,400        1,671
Direct                       5,408        1,999
Distribution

Timothy Vergo,              10,000        2,336
Vice President -            10,400        2,306
Wholesale                    5,408        2,094
Operations

<F2> Options granted during Fiscal 1996 and Fiscal
     1997 have been restated  to  reflect a 4% stock
     dividend  approved  by  the Board of Directors
     on March 15, 1996 and 1997 to holders  of record
     on April 10, 1996 and 1997 and distributed on
     May  1, 1996 and 1997 respectively.
<F3> Includes  the  aggregate  value of  the
     Company's  matching contribution  during  Fiscal
     1998 to  the  Company's  401(k) Profit  Sharing
     and Savings Plan.  During the  1998  fiscal
     year,  the  Company  made  matching
     contributions  in   the following amounts to the
     accounts of the following executive officers:
     Michael  Futerman,  $1,500;  Eli  N.  Futerman,
     $1,446; David M. Appelbaum, $500; Daniel J.
     Chessin, $1,481; and Timothy Vergo, $1,253.
<F4> Includes premiums paid by the Company during
     Fiscal 1998 on insurance policies on the lives of the executive officers named in the table.
     The Company is the owner and beneficiary of such insurance policies that were purchased in connection with the non-qualified selective incentive plan provided by the Company which provides for certain retirement or death benefits to the officers or their designated beneficiaries. During Fiscal 1998, the Company made premium payments in the following amounts for such insurance policies on the lives of the following executive officers: Eli N. Futerman, $2,206; David M. Appelbaum, $1,200; Daniel J.
     Chessin, $1,525; and Timothy Vergo, $1,083.
<F5> Includes $52,000 that the Company accrued under
     a deferred compensation agreement entered into by the Company with Mr. Futerman in November, 1992 which provides for the payment to Mr.
     Futerman or his designees of 60 quarterly payments of $12,500 each after his retirement from the Company.



<F6> Includes  $29,093  of premiums paid by  the
     Company  during Fiscal 1998 on four insurance
     policies owned by, and on  the life  of, Mr.
     Futerman, which have a total death benefit  of
     approximately  $2,525,000 and under which Mr.
     Futerman  has the    discretion   to   designate
     the   beneficiary    or beneficiaries.


OPTIONS GRANTS IN FISCAL 1998

     The following table sets forth stock options granted during Fiscal 1998 to the Company's Chief
Executive Officer and the Company's four other most highly compensated executive officers during such fiscal year.

Option/SAR Grants in Last Fiscal Year
Individual Grants
                        Number of
                        Securities    %  of Total  Exercise
                        Underlying    Options/SARs  or Base
                        Options/SARs   Granted to   Price
                        Granted (#)   Employees in  ($/sh)
      Name                 <F1>       Fiscal Year    <F2>
Michael Futerman,           -----          -----     -----
Chairman of the Board
of Directors

Eli N. Futerman, Chief      -----          -----     -----
Executive Officer and
President

Daniel J. Chessin,          -----          -----     -----
Executive Vice
President

David M. Appelbaum,        10,000          19.05%      6.00
Vice President -
Direct Distribution

Timothy Vergo, Vice        10,000          19.05%      6.00
President - Wholesale
Operations




<PAGE 12>



<F1> Each option shown in the table was granted
     under the Company's 1992 Plan. Each option becomes exercisable in equal ratable installments over three years, commencing one year after the grant date. The options permit the exercise price to be paid, in whole or in part, by cash, surrender to the Company of already-owned Common
     Stock or "in-the-money" exercisable options for the Common Stock. Under the option grants, the Company will grant a reload option for the amount of shares of Common Stock so surrendered, subject to sufficient shares being available under the 1992 Plan.

<F2> The exercise price for grants to Messrs.
     Appelbaum and Vergo were at the closing price of the Common Stock on the date of the option grants.


       Option/SAR Grants in Last Fiscal Year
Individual Grants
                                        Potential Realizable
                                              Value at
                                       Assumed Annual Rates of
                                       Stock Price Appreciation
                                                 for
                        Expiration       Option Terms($)<F4>
        Name               Date          5%($)      10%($)
Michael Futerman,        -----           -----     -----
Chairman of the Board
of Directors

Eli N. Futerman,         -----           -----     -----
Chief Executive
Officer and President

Daniel J. Chessin,       -----           -----     -----
Executive Vice
President

David M. Appelbaum,    10/07/07<F3>     37,734    95,624
Vice President -
Direct Distribution

Timothy Vergo, Vice    10/07/07<F3>     37,734    95,624
President - Wholesale
Operations

<PAGE 13>


<F3>   These options were granted for a term of no
     greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

  <F4> Under the Securities and Exchange
    Commission's rules and regulations, companies are required to show hypothetical
    "option spreads" that would result from assumed appreciation of the underlying securities of awarded options during their respective terms. The "option spread" shown is based on assumed annual compound stock appreciation rates of 5% and 10%, respectively, during the entire term of the options. The ultimate option spread, however, will depend on the market value of the Common Stock at a future date, which may or may not correspond to such hypothetical appreciation.


           OPTION EXERCISES IN FISCAL 1998

The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during Fiscal 1998, and the number and value of all unexercised options at September 30, 1998.


 Aggregated Option/SAR Exercises in the Last Fiscal Year and
                Fiscal Year-End Option/SAR Value
              Shares
             Acquired                  Number of Securities
                on       Value       Underlying Unexcercised
             Exercise  Realized          Options/SARs at
    Name        (#)       ($)          Fiscal Year End 1998
                                  Exercisable Unexercisable

Michael        -----     -----         -----            -----
Futerman
Chairman of
the Board of
Directors

<PAGE 14>

Eli N.         -----     -----       187,291            -----
Futerman
Chief
Executive
Officer and
President

Daniel J.      -----     -----        50,669            10,483
Chessin
Executive
Vice
President

David M.       -----     -----        18,841            15,403
Appelbaum
Vice
President -
Direct
Distribution

Timothy        -----     -----        35,714            15,403
Vergo
Vice
President -
Wholesale
Operations




   Aggregated Option/SAR Exercises in the Last
                Fiscal Year and Fiscal Year-End
                Option/SAR Value

                                Value of Unexcercised
                               In-The-Money Options/SARs
                                 Fiscal Year End 1998
         Name            Exercisable      Unexercisable <F1>

Michael Futerman              -----              -----
Chairman of the Board
of Directors

Eli N. Futerman Chief         -----              -----
Executive Officer and
President

Daniel J. Chessin             -----              -----
Executive Vice
President

<PAGE 15>

David M. Appelbaum Vice       -----              -----
President - Direct
Distribution

Timothy Vergo                 -----              -----
Vice President -
Wholesale Operations


<F1> An  "in-the-money" stock option is an option for
     which the market price on September 30, 1998, of the Company's Common Stock underlying the option exceeds the option's exercise price.
     As of September 30, 1998, the market price of the Company's Common Stock was $5.25. The exercise price of the options disclosed in the above table exceeded the market price of the Company's Common Stock on that date.


REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

      The  Company's goals for the compensation of
its  executive management  are to compensate fairly
for a job well done  and  to retain  key employees
while providing them with proper motivation to maximize
shareholder  value.   The   Company's   executive
compensation program consists of three principal elements: (1) base salary, (2) annual bonuses, which reward for overall Company performance and individual performance, and (3) options awarded under the Company's 1992 Stock Option Plan, which also reward and provide long-term incentives that are intended to align the interests of option recipients with those of shareholders.

      The Compensation Committee annually recommends
to the Board of  Directors the salary and bonuses to
be paid to the  Company's Chief   Executive   Officer
and  other  members   of   executive management.  In
Fiscal  1998, the  Company  engaged  an  outside
consulting firm to develop a performance based plan.
Under  the plan,  executives are entitled to earn
bonuses providing  certain financial criteria are
met.  None of these criteria were achieved in  Fiscal
1998 and no bonuses were paid for that  fiscal  year.
The Board members vote on the Committee's
recommendations (except with respect to salary and
bonuses proposed for them) in light of their   own
experiences  and  familiarities  with  compensation
practices.    In   Fiscal  1998,  all recommendations
of  the Compensation Committee were approved by the Board.

      The Board of Directors is responsible for awarding options under and otherwise administering the Company's 1992 Plan. During Fiscal 1998, the
Board of Directors awarded options under <PAGE 16> the 1992 Plan to executive management members and certain key employees for the purchase of up to 55,770 shares of Common Stock. The Board of
Directors based the amount of such awards on the subjective determination of the members as to the past contribution and potential contribution of the option recipients to the Company's overall success, without particular emphasis on either such component. In determining the award of options during Fiscal
1998, the Board of Directors did not take into account options already held by option recipients.

     Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. The Compensation Committee has carefully considered the impact of this provision in the Tax
Law. At this time, it is the Committee's intention to continue to compensate all officers based on overall performance.

      The Committee expects that most, if not all, compensation paid to officers will qualify as a tax deductible expense. However, it is possible that at some point in the future circumstances may cause the Committee to authorize compensation that is not deductible.

     Respectfully submitted,
January 27, 1999
                    Michael Futerman*   Eli N. Futerman*
                    Daniel J. Chessin   William A. Buckingham*
                    Stephen B. Ashley   E. Philip Saunders
                    Robert I. Israel*
* Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1998, the Compensation Committee
was comprised of    Messrs.  Michael  Futerman,  Eli
N.  Futerman,  William  A. Buckingham and Mr. Robert I. Israel.
Mr. Michael Futerman is  the Company's  Chairman  of the Board of
Directors  and  Mr.  Eli  N. Futerman  is the
Company's Chief Executive Officer and President. Mr.
Robert  I.  Israel is a Managing Director of the
Investment Banking  firm   which   follows  the
Company's   progress   and periodically provides investment
banking services to the Company.

PERFORMANCE GRAPH

The  Performance Graph shown below compares the
cumulative  total shareholder  return on the
Company's Common Stock, based  on  the market  price
of the Common Stock, with the total return  on  the
CRSP  Total  Return  Index  for the  NASDAQ  Stock
Market  (U.S. Companies) and the Motor Vehicle New
Parts Supply and Wholesale <PAGE 17>
Industry  peer group constructed by the Company.  The
comparison of  total  return  assumes that a fixed
investment  of  $100  was invested on September 30,
1993, in the Company's Common Stock and in  the
foregoing index and peer group and further  assumes
the reinvestment of dividends.  The stock price
performance shown  on the graph  is  not
necessarily  indicative  of  future   price
performance.


           Comparison of Cumulative Total Return <F1>
                  TOTAL SHAREHOLDERS RETURN

            Base Period  Return  Return  Return  Return  Return
               9/93       9/94    9/95    9/96    9/97    9/98

Hahn          100.00     140.00   66.00   79.00   61.00    54.00
Automotive
Warehouse,
Inc.

NASDAQ        100.00     101.00  139.00  165.00  277.00   232.00

Peer Group    100.00      97.00  113.00  127.00  138.00   138.00


<F1> The  component issuers of the Motor Vehicle New
     Parts Supply and  Wholesale  Industry Group
     shown above  include:   Coast Distributor
     Systems, Inc., Genuine Auto Parts Company,  Hahn
     Automotive  Warehouse,  Inc. and Oakhurst  Co.
     Inc.  (f/k/a Oakhurst  Capital Inc.).  The
     following Companies have  been deleted from the
     Peer Group in Fiscal 1998:  ICIS Management
     Group   (f/k/a/   Altier  Sales  Co.,  Inc.)
     (insufficient available  information),
     Amalgamated  Automotive  Industries
     (bankruptcy),   APS  Holding  Corp.
     (bankruptcy),   Capital Industries,  Inc.
     (dissolved),  and  Custom  Chrome, Inc.
     (sold).   The  returns of the component  issuers
     have  been weighted    according    to    their
     respective    market capitalizations as of the
     beginning of each period for which a return is indicated.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The   following  table  sets  forth  certain
information concerning each group or person known to the Company who beneficially owned in excess of 5% of the Company's outstanding Common
Stock at December 31, 1998

<PAGE 18>


                         Amount and Nature
Name and Address of        of Beneficial     Percent of
Beneficial Owner             Ownership        Class<F1>
Michael and Sara
Futerman
415 West Main Street
Rochester, NY 14608       2,220,667<F2>       46.8%

Eli N. Futerman
415 West Main Street
Rochester, NY 14608         450,905<F3>        9.1%

JSC, Inc.
200 C Baynard Bldg.
3411 Silverside Pool
Wilmington, DE 19810        292,464<F4>        6.2%

David M. Appelbaum
415 West Main Street
Rochester, NY 14608         263,130<F5>        5.5%


<F1> The  percentages in this column have been
     calculated on  the basis  of  the 4,745,014
     shares outstanding on December  31,
     1998,  plus  the  number of shares of  Common
     Stock  deemed outstanding  pursuant to
     Securities and Exchange  Commission Rule 13d-
     3(d)(1).
<F2> Michael Futerman is the record owner of
     2,040,707 shares and Sara  Futerman is the
     record owner of 179,960  shares.   Mr. and  Mrs.
     Futerman disclaim beneficial ownership  over
     all shares not held of record by them in their
     respective names.
<F3> Includes  16,482  shares owned by Mr.
     Futerman's  immediate family  and  187,291
     shares which may be  purchased  by  Mr. Futerman
     pursuant  to  stock  options  that  are
     currently exercisable  or  become  exercisable
     within  60  days  from December   31,  1998.
     Mr. Futerman disclaims beneficial ownership of shares not held of record by him.
<F4> This  information  is based solely on a Schedule
     13D dated November 27, 1996, relating to the Common Stock filed by JSC, Inc. with the Securities and Exchange Commission plus a 4% stock dividend distributed on May 1, 1997.
<F5> Includes  18,841  shares  which  may  be
     purchased by Mr. Appelbaum pursuant to stock options that are currently exercisable or become exercisable within 60 days from December 31, 1998.


<PAGE 19>


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned at December 31, 1998 by each director, each nominee for director, each executive officer named in the summary
Compensation Table and by all directors and officers of the Company as a group.

Director, Nominee        Amount and Nature of      Percent of
    or Group             Beneficial Ownership<F1>   Class<F7>

Michael Futerman,
Chairman of the
Board of Directors          2,220,667<F2>            46.8
Eli N. Futerman,
Chief Executive
Officer, President
and Director                  450,905<F3>             9.1

Daniel J. Chessin,
Executive Vice
President, Secretary
and Director                  142,634<F4>             3.0

Stephen B. Ashley,
Director                        8,294<F5>               *

William A. Buckingham,
Director                        3,000<F5>               *

Robert I. Israel,
Director                       21,186<F5>               *

E. Philip Saunders,
Director                        6,693<F5>               *

David M. Appelbaum,
Vice President -
Direct Distribution           263,130<F5>             5.5
Timothy Vergo,
Vice President -
Wholesale Operations           40,983<F5>               *

All Directors and
Executive Officers
of the Company as a
Group (12 persons)          3,195,909<F6>            64.3

<PAGE 20>

*Indicates the number of shares constitutes less than 1% of the outstanding Common Stock.

[FN]

<F1> Each  director, nominee and executive officer in
     the  above table  possesses sole voting and sole
     investment power  with respect to the shares
     owned by him except for such shares as to which
     beneficial ownership is disclaimed in a
     footnote.
<F2> Includes  179,960 shares owned of record by  Mr.
     Futerman's spouse.   Mr.  Futerman disclaims
     beneficial ownership  over the shares held by
     his spouse.
<F3> Includes  16,482 shares owned of record by
     members  of  Mr. Futerman's immediate family and
     187,291 shares which may  be purchased  by  Mr.
     Futerman pursuant to stock  options  that are
     currently exercisable or become exercisable
     within  60 days   from  December  31,  1998.
     Mr. Futerman disclaims beneficial ownership over all shares owned by his immediate family members.
<F4> Includes  77,899 shares owned of record by
     members of Mr. Chessin's immediate family and 56,992 shares which may be purchased by Mr.
     Chessin pursuant to stock options that are currently exercisable or become exercisable within 60 days of December 31, 1998. Mr.
     Chessin disclaims beneficial ownership over all shares owned by his immediate family members.
<F5> Includes  shares  issuable upon exercise  of
     stock options presently exercisable or which become exercisable within 60 days from December 31, 1998 as follows: Stephen B.
     Ashley, 6,693  shares;  William A. Buckingham,
     1,000 shares;  Robert I.  Israel, 6,693 shares;
     E. Philip Saunders, 6,693  shares; David  M.
     Appelbaum, 18,841 shares; Timothy  Vergo,
     40,983 shares.
<F6> Includes  363,603  shares issuable upon
     exercise  of  stock options  presently
     exercisable or which become exercisable within 60 days of December 31, 1998.
<F7> The  percentages in this column have been
     calculated on the basis of the 4,745,014 shares outstanding on December 31, 1998, plus the number of shares of Common Stock deemed outstanding pursuant to Securities and Exchange
     Commission Rule 13d-3(d)(1).





<PAGE 21>

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As  of  September 30, 1998, the Company leased
from Michael Futerman,  Eli  N.  Futerman,  Daniel
J.  Chessin  and  Ira   D. Jevotovsky,  a  former
director, and their wives or partnerships,
corporations or trusts in which such persons have
interest, 12 of its  23 distribution center sites and
35 of its 82 Advantage Auto Stores sites.  (Michael
Futerman is the Company's Chairman of the Board  of
Directors  and a greater than 5% beneficial  owner
of Common  Stock;  Eli N. Futerman is the Company's
Chief  Executive Officer  and  President,  a
director  and  a  greater  than   5% beneficial
owner  of  Common Stock; Daniel  J.  Chessin  is  the
Company's  Executive Vice President, Secretary and  a
director.) The  approximate total gross distribution
center space under such leases was 345,300 square
feet.  The approximate aggregate  store space under
such leases was 174,878 square feet.  All such leases
provide  for security deposits equal to one month's
rent,  annual base rental increases equal to the
annual increase in a specified Consumer Price Index
("CPI") applied to the preceding year's base rent,
and for the Company to pay insurance, real property
taxes, utilities and to perform all maintenance and
repairs.  In  Fiscal 1998,  the  Company paid
approximately $1,731,000 as base  rental for  all
distribution  centers and store properties  under
such related  party leases.  As of September 30,
1998, the total  base rentals  payable  under all
such distribution  center  and  store leases through
the   end of  their  respective   terms was approximately
$4.3  million,  subject  to  CPI-based   increases
described  above.   Some of the aforementioned leases
have been capitalized. These rental figures are total rents for all such leases, including amounts representing interest under those leases which have been capitalized.

      Effective  September  30, 1998, the Company's
wholly-owned subsidiary  Meisenzahl  Auto Parts, Inc.
("Meisenzahl"),  merged into  the  Company and now
operates as a division.   The  Company leases two
locations from David M. Appelbaum.  (Mr. Appelbaum
is the  Company's  Vice President-Direct
Distribution.)  The  totalgross  space  under  such
leases is approximately 45,000  square feet.
Both  leases require the Company to pay  insurance,
real property  taxes, utilities and to perform  all
maintenance  and repairs.    As  of  September 30, 1998,
the total base rentals payable under both leases through the end of their respective terms was approximately $1.5 million or approximately $250,000 annually.

      As a result of the Meisenzahl merger, the
Company is liable under  guarantees  in  favor  of
the  holder  of  first  priority mortgages   covering
the property leased from Mr. Appelbaum pursuant to which approximately $1.66 million in the aggregate was outstanding as of September 30, 1998.
Mr. Appelbaum agreed to indemnify, defend and hold harmless the Company from any losses which arise from or are related to such guarantees.

<PAGE 22>

      By  an Agreement dated August 14, 1995, the
Company entered into  a split-dollar arrangement with
a Trust established by  Eli N.  Futerman of which
Manufacturers and Traders Trust Company  is the
Trustee.   Pursuant to the Agreement,  the  Company
pays  a portion of the annual premium on an insurance
policy held in  the Trust.  The policy is a single
life policy payable upon the death of  Mr.  Futerman.
The face value of the policy is  $1  million.
Pursuant  to  the terms of the Trust,  Mr. Futerman's
wife  will receive  the  proceeds of the policy (less
reimbursement  to  the Company for premiums) if she
survives her husband.  The amount of all  premiums
paid by the Company constitutes indebtedness  from
the  Trust to the Company. Upon termination of the
Agreement, the Company is entitled to receive from
the Trust the amount equal to the  premiums it has
paid.   The Company paid $14,008 of premiums
during the 1998 fiscal year in connection with this arrangement. Mr. Futerman acquired this policy during fiscal year 1994.

      By an Agreement dated January 18, 1996, the
Company entered into  a  split-dollar  arrangement
with a  Trust  established  by Daniel  J. Chessin of which
Fleet Trust Company is the  Trustee.
Pursuant  to  the Agreement, the Company pays a
portion  of  the annual  premium  on an insurance policy held in the
Trust.  The policy  is  a  single life policy payable upon the
death   of  Mr. Chessin.   The face value of the policy is $1
million. Pursuant to the terms of the Trust, Mr. Chessin's wife will receive the proceeds of the policy (less reimbursement to the Company for
premiums)  if  she  survives  her husband.   The amount   of  all
premiums  paid by the Company constitutes indebtedness  from  the
Trust  to  the  Company. Upon termination of the Agreement,  the
Company is entitled to receive from the Trust the
amount equal to the  premiums it has paid.   The
Company paid $11,851 of premiums during  the  1998
fiscal year in connection with this  agreement. Mr.
Chessin acquired this policy during fiscal year 1994.

     In  February,  1996, Michael Futerman and Eli N.  Futerman
advanced  $2.5  million  to  the  Company.   The Company  repaid
$350,000 of this debt and exchanged five-year subordinated notes for the demand notes representing the $2,150,000 principal balance  of  this debt.  The Futermans' subordinated
notes bear interest at the rate of 12% per annum. Interest is payable
monthly.   The notes are redeemable at the option of
the Company, in whole or part, at any time, subject to a subordination agreement with the Company's lender, Fleet Capital Corporation. The notes are payable in 50 equal monthly principal payments which commenced in January, 1997, and continue through and including February 1, 2001. In the event that the Company's  net income  is $4,141,000 or
greater in any fiscal  year,  then  the
Company  must make a principal prepayment on the
notes  equal  to 19.186% of its net income in excess
of such amount, provided  the Company  is  not in
default under the credit facility with  Fleet Capital
Corporation.   The Futermans' notes  are  unsecured
and subordinate to all of the Company's indebtedness to Fleet Capital Corporation.

<PAGE 23>

      On or about December 3, 1998, FCA Associates, a
partnership consisting  of Eli N. Futerman, Daniel J. Chessin and  David  M. Appelbaum,  entered  into a purchase and sale agreement with a third party for the purchase of three (3) properties located in Rochester, New York and the Towns of Gates, New York and
Farmington,  New  York.   The Company is  a  tenant
with  direct distribution  facilities at all three
(3)  locations. Upon  the closing  of the transaction,
the Company leases will
be  assigned from  the third party to FCA Associates.
The total gross space under such leases is approximately 24,500 square feet. The leases require the Company to pay for liability insurance,  real property taxes, utilities and to
perform all interior maintenance and  repairs.   As
of February 1, 1999, the total base rentals payable under the leases until the end of their terms, which will end October 31, 2001, will be approximately $426,656.00 or $142,218.67 annually.

      Robert I. Israel, a Director of the Company, is a Managing Director of Schroder, Incorporated, which periodically provides investment banking services to the Company.

SELECTION OF INDEPENDENT AUDITORS

      The  Board  of  Directors has not, as of the
date hereof, selected independent auditors for the fiscal
year ending September  30,  1999.  PricewaterhouseCoopers  LLP audited the Company's financial statements for the 1998 fiscal
year  and  has performed   such   services  since
1988.    Representatives   of PricewaterhouseCoopers
LLP are expected  to  be  present  at  the Annual
Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER BUSINESS

      As of the date of this Proxy Statement, the Company's management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described above. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the proxy on such matters in accordance with their best judgment.

      The cost of solicitation of proxies in
connection with  the Annual  Meeting  will  be paid
by the Company.   In  addition  to solicitation  by
use of mails, some of the officers  and  regular
employees of the Company, without extra remuneration,
may solicit Proxies  personally  or by telephone,
telegraph  or  cable.   The Company  will reimburse
any banks, brokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation material to the beneficial owners of the Common Stock held by them.

<PAGE 24>

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

      Shareholder proposals for inclusion in the proxy statement and form of proxy for the next
Annual Meeting of Shareholders must be received by the Company at its executive offices on or before November 15, 1999.




                              Daniel J. Chessin,
                              Director, Executive
                              Vice President and
                              Secretary


Rochester, New York
January 27, 1999



           HAHN AUTOMOTIVE WAREHOUSE, INC.

   THE PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S
                            BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL FUTERMAN and ELI N. FUTERMAN, or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on March 15, 1999, and at any continuation or adjournment thereof, with all the power which the undersigned would possess if personally present to vote all shares of Common Stock of Hahn Automotive Warehouse,
Inc. ("Company") held of record by the undersigned on January 27, 1999 and which the undersigned may be entitled to vote at said meeting.

1.  ELECTION OF DIRECTORS:

[ ] FOR all nominees listed (except as marked to the
        contrary below)
[ ] WITHHOLD AUTHORITY (to vote for all nominees,
                       listed  below)

        (TO WITHHOLD AUTHORITY TO VOTE FOR ANY
        INDIVIDUAL NOMINEE, CIRCLE SUCH NOMINEE'S
        NAME.  YOUR PROXY WILL BE VOTED FOR
        REMAINDER.)

     Nominees:

    Daniel J. Chessin  Stephen B. Ashley   E. Philip Saunders


<PAGE 25>

2. In their discretion upon such matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting and any adjournment or continuation thereof which the Company's Board of Directors does not know, a reasonable time prior to the solicitation, will be presented at the Annual Meeting.

PLEASE DATE, SIGN AND RETURN IT IN THE ENCLOSED
ENVELOPE.  IF NOT OTHERWISE MARKED, THE SHARES
REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" THE
THREE NOMINEES.


SIGNATURE                               DATE

SIGNATURE                               DATE
               IF HELD JOINTLY

NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

<PAGE 26>